UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 27, 2021
(Date of earliest event reported)

FEDNAT HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14050 N.W. 14th Street, Suite 180 Sunrise, FL
33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 293-2532

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	FNHC	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of FedNat Holding Company (the “Company”) was held on May 27, 2021. As of April 1, 2021, the record date of the Annual Meeting, 17,825,228 shares of the Company’s common stock were issued and outstanding. A total of 14,598,135 of the Company’s outstanding shares of common stock, constituting a quorum, were present or represented by proxy and voted at the Annual Meeting.

The Company’s shareholders approved all of the matters proposed to the shareholders at the Annual Meeting. Set forth in the chart below are the number of votes cast for or against, and any abstentions and broker non-votes, as applicable, regarding each of the proposals voted on at the Annual Meeting.

		For	Against	Abstentions	Broker Non-Votes

1.	Election of Director:

	Bruce F. Simberg	10,963,148	1,603,967	5,556	2,025,464

2.	Amendment to the Company’s Second Restated Articles of Incorporation to increase the authorized shares of common stock from 25,000,000 to 50,000,000 shares.	11,879,421	2,673,988	44,726	—

3.	Non-binding advisory vote on the Company’s executive compensation.	9,193,876	3,292,251	86,544	2,025,464

4.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year.	14,105,578	425,770	66,787	—

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDNAT HOLDING COMPANY

Date: June 3, 2021	By:	/s/ Ronald A. Jordan

Name:	Ronald A. Jordan
Title:	Chief Financial Officer
(Principal Financial Officer)